Apollo Investment Corporation
Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2019

Fiscal Fourth Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.47 compared to $0.45 for the quarter ended December 31, 2018

•	Net asset value per share as of the end of the quarter was $19.06 compared to $19.03 as of December 31, 2018, a 0.2% increase

•	Continued to successfully execute portfolio repositioning strategy increasing core assets (1) to 81% of the portfolio (2) as of the end of the quarter

•	Gross commitments made during the quarter totaled $228 million (3)

•	Gross fundings totaled $164 million (4) and net fundings totaled $98 million (5)

•	Net leverage (6) as of the end of the quarter was 0.83x, compared to 0.74x as of December 31, 2018

•	Declared a distribution of $0.45 per share

•	Repurchased 310,818 shares of common stock at a weighted average price per share of $15.38, inclusive of commissions, for an aggregate cost of $4.8 million during the quarter

•
Commitments to the Company’s Senior Secured Facility (“Facility”) increased by $50 million with the addition of one new lender during the quarter, which increased the size of the Facility from $1.59 billion to $1.64 billion

•	Effective April 4, 2019, the Company’s asset coverage ratio requirement was reduced from 200% to 150% (7)

New York, NY — May 16, 2019 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2019. The Company’s net investment income was $0.47 per share for the quarter ended March 31, 2019, compared to $0.45 per share for the quarter ended December 31, 2018. The Company’s net asset value (“NAV”) was $19.06 per share as of March 31, 2019, compared to $19.03 as of December 31, 2018.
On May 16, 2019, the Board of Directors declared a distribution of $0.45 per share, payable on July 5, 2019 to shareholders of record as of June 20, 2019.
Mr. Howard Widra, Chief Executive Officer commented, “During fiscal year 2019, we made significant progress implementing our investment strategy. Given the recent reduction in our asset coverage requirement, we have accelerated the origination of lower risk loans. As previously discussed, we intend to use our incremental investment capacity to invest in first lien floating rate loans sourced by Apollo’s Direct Origination platform. We believe the ability to increase our leverage provides a unique opportunity for AINV given the robust volume of senior floating rate corporate loans originated by the platform. We also remain focused on prudently exiting our remaining non-core positions.” Mr. Howard Widra, continued, “During the quarter, net investment income benefited from growth in the investment portfolio and the impact from the total return provision in our fee structure. Net asset value per share was up slightly given the relatively stable performance of our portfolio and the accretive impact from stock repurchases.”

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(1)	Core assets include leveraged lending, life sciences, asset based, lender finance and aviation.

(2)	At fair value.

(3)	For corporate lending portfolio. Excludes non-core and legacy assets.

(4)	Excludes $4 million of gross fundings for Merx Aviation and $82 million of gross fundings for revolvers.

(5)	Includes $31 net repayment from Merx Aviation and $9 million net fundings for revolvers.

(6)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(7)
The Company announced that on April 4, 2018, its Board of Directors approved the application of the modified asset coverage requirements set forth in new Section 61(a)(2) of the Investment Company Act of 1940, as amended by The Small Business Credit Availability Act (“SBCAA”). As a result, the asset coverage ratio test applicable to the Company was reduced from 200% to 150%, effective April 4, 2019.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Total assets	$2.50		$2.38		$2.39		$2.57		$2.31
Investment portfolio (fair value)	$2.41		$2.31		$2.32		$2.50		$2.25
Debt outstanding	$1.13		$0.99		$0.95		$1.10		$0.79
Net assets	$1.31		$1.32		$1.37		$1.39		$1.42
Net asset value per share	$19.06		$19.03		$19.40		$19.42		$19.67

Debt-to-equity ratio	0.86	x	0.76	x	0.69	x	0.79	x	0.56	x
Net leverage ratio (1)	0.83	x	0.74	x	0.68	x	0.78	x	0.57	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2019	2018	2019	2018
Investments made in portfolio companies	$250.2	$243.3	$1,278.1	$1,049.4
Investments sold	(10.8)	(119.3)	(205.2)	(189.0)
Net activity before repaid investments	239.4	124.0	1,072.8	860.3
Investments repaid	(141.4)	(238.1)	(881.6)	(964.9)
Net investment activity	$98.1	$(114.1)	$191.3	$(104.6)

Portfolio companies at beginning of period	103	86	90	86
Number of new portfolio companies	12	8	42	39
Number of exited portfolio companies	(2)	(4)	(19)	(35)
Portfolio companies at end of period	113	90	113	90

Number of investments made in existing portfolio companies	31	19	46	28

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2019	2018	2019	2018
Net Investment Income	$32.6	$31.9	$127.8	$133.4
Net Realized and Change in Unrealized Losses	(0.7)	(11.3)	(55.8)	(46.4)
Net Increase in Net Assets Resulting from Operations	$31.8	$20.6	$72.0	$87.0

(per share)* (1)
Net Investment Income	$0.47	$0.44	$1.81	$1.83
Net Realized and Change in Unrealized Losses	$(0.01)	$(0.16)	$(0.79)	$(0.64)
Earnings per share — basic	$0.46	$0.29	$1.02	$1.19
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended March 31, 2019, the Company repurchased 310,818 shares at a weighted average price per share of $15.38, inclusive of commissions, for a total cost of $4.8 million. During the period from April 1, 2019 through May 15, 2019, the Company repurchased 44,534 shares at a weighted average price per share of $15.23 inclusive of commissions, for a total cost of $0.7 million. Since the inception of the share repurchase program and through May 15, 2019, the Company repurchased 10,081,302 shares at a weighted average price per share of $17.02, inclusive of commissions, for a total cost of $171.6 million, leaving a maximum of $78.4 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

CONFERENCE CALL / WEBCAST AT 5:00 PM ET ON MAY 16, 2019
The Company will host a conference call on Thursday, May 16, 2019 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 8859695 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 6, 2019 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #8859695. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available on the Investor Relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018 were as follows:

	March 31, 2019		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Portfolio composition, at fair value:
First lien secured debt	66%		64%	57%	55%	50%
Second lien secured debt	23%		24%	27%	30%	31%
Total secured debt	89%		88%	84%	84%	82%
Unsecured debt	—		—	3%	4%	5%
Structured products and other	2%		3%	3%	3%	3%
Preferred equity	1%		1%	1%	1%	1%
Common equity/interests and warrants	8%		8%	9%	8%	9%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.9%		10.4%	10.4%	10.4%	10.5%
Second lien secured debt (2)	11.4%		11.4%	11.2%	11.1%	10.9%
Total secured debt (2)	10.2%		10.7%	10.7%	10.7%	10.7%
Unsecured debt portfolio (2)	—		—	11.0%	11.4%	11.3%
Total debt portfolio (2)	10.2%		10.7%	10.7%	10.7%	10.7%
Total portfolio (3)	9.6%		9.6%	9.7%	9.7%	9.6%
Interest rate type, at fair value (4):
Fixed rate amount	—		—	$0.1 billion	$0.1 billion	$0.1 billion
Floating rate amount	$1.5	billion	$1.4 billion	$1.3 billion	$1.4 billion	$1.2 billion
Fixed rate, as percentage of total	—		—	6%	6%	8%
Floating rate, as percentage of total	100%		100%	94%	94%	92%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—	$0.1 billion	$0.1 billion	$0.1 billion
Floating rate amount	$1.5	billion	$1.4 billion	$1.3 billion	$1.4 billion	$1.2 billion
Fixed rate, as percentage of total	—		—	6%	6%	8%
Floating rate, as percentage of total	100%		100%	94%	94%	92%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	March 31, 2019	March 31, 2018

Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,654,322 and $1,471,492, respectively)	$1,627,406	$1,450,033
Non-controlled/affiliated investments (cost — $67,072 and $73,943, respectively)	49,681	68,954
Controlled investments (cost — $736,717 and $723,161, respectively)	731,045	729,060
Cash and cash equivalents	36,280	14,035
Foreign currencies (cost — $4,963 and $1,494, respectively)	4,909	1,298
Cash collateral on option contracts	—	5,016
Receivable for investments sold	336	2,190
Interest receivable	24,280	22,272
Dividends receivable	3,748	2,550
Deferred financing costs	19,776	14,137
Variation margin receivable	—	1,846
Prepaid expenses and other assets	336	419
Total Assets	$2,497,797	$2,311,810

Liabilities
Debt	$1,128,686	$789,846
Payable for investments purchased	677	41,827
Distributions payable	31,040	32,447
Management and performance-based incentive fees payable	8,880	16,585
Interest payable	5,818	5,310
Accrued administrative services expense	2,983	2,507
Other liabilities and accrued expenses	7,086	5,202
Total Liabilities	$1,185,170	$893,724

Net Assets	$1,312,627	$1,418,086

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 68,876,986 and 72,104,032 shares issued and outstanding, respectively)	$69	$72
Capital in excess of par value	2,155,836	2,636,651
Accumulated under-distributed (over-distributed) earnings	(843,278)	(1,218,637)
Net Assets	$1,312,627	$1,418,086

Net Asset Value Per Share	$19.06	$19.67

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$40,664	$40,537	$164,186	$157,076
Dividend income	2	—	4	—
PIK interest income	656	1,250	3,365	7,176
Other income	1,174	1,284	8,135	6,548
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	152	—	266
Dividend income	294	67	1,198	2,528
PIK interest income	—	44	—	7,626
Other income	—	—	—	(306)
Controlled investments:
Interest income (excluding PIK interest income)	14,241	13,012	58,868	55,781
Dividend income	3,550	3,750	14,100	17,153
PIK interest income	829	1,393	5,220	5,439
Total Investment Income	$61,410	$61,489	$255,076	$259,287
Expenses
Management fees	$8,881	$11,474	$35,733	$47,937
Performance-based incentive fees	—	5,277	21,190	28,710
Interest and other debt expenses	15,623	12,560	58,319	53,039
Administrative services expense	1,620	1,854	6,772	6,915
Other general and administrative expenses	2,757	3,161	11,378	9,599
Total expenses	28,881	34,326	133,392	146,200
Management and performance-based incentive fees waived	—	(4,641)	(5,542)	(19,718)
Expense reimbursements	(23)	(138)	(523)	(582)
Net Expenses	$28,858	$29,547	$127,327	$125,900
Net Investment Income	$32,552	$31,942	$127,749	$133,387
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$30	$206	$(22,109)	$(96,498)
Non-controlled/affiliated investments	—	(25,944)	2,007	(167,416)
Option contracts	—	(3,656)	(29,995)	(4,275)
Foreign currency transactions	144	9,216	64	15,851
Extinguishment of debt	—	—	—	(5,790)
Net realized losses	174	(20,178)	(50,033)	(258,128)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	3,148	(1,915)	(5,454)	86,870
Non-controlled/affiliated investments	(1,319)	22,846	(12,403)	173,674
Controlled investments	(2,660)	8,418	(11,571)	7,622
Option contracts	—	(5,172)	19,145	(19,145)
Foreign currency translations	(51)	(15,314)	4,513	(37,251)
Net change in unrealized losses	(882)	8,863	(5,770)	211,770
Net Realized and Change in Unrealized Losses	$(708)	$(11,315)	$(55,803)	$(46,358)
Net Increase in Net Assets Resulting from Operations	$31,844	$20,627	$71,946	$87,029
Earnings Per Share	$0.46	$0.29	$1.02	$1.19

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com